Amendment to Certificate of Incorporation of Integrity Applications, Inc.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

Integrity Applications, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

FIRST; Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Certificate of Amendment to the Certificate of Incorporation of the Corporation ("Certificate"), the Corporation hereby amends the first paragraph of Article IV of the Certificate to read in its entirety as follows: "The total number of shares of common stock which the Corporation is authorized to issue is 500,000,000 shares, par value $0.001 per share ("Common Stock"), and the total number of shares of preferred stock which the Corporation is authorized to issue is 10,000,000 shares, par value $0.001 per share."

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective as of April 17, 2020 at 12:00 PM, New York City time.

IN WITNESS WHEREOF, INTEGRITY APPLICATIONS, INC., has caused this certificate to be duly executed in its corporate name this 17th day of April, 2020.

/s/ Jolie Kahn

Name: Jolie Kahn
Title: Chief Financial Officer